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                                                                     EXHIBIT 10F
                               DELUXE CORPORATION
                              ANNUAL INCENTIVE PLAN
                            (AS AMENDED AND RESTATED
                       EFFECTIVE AS OF DECEMBER 21, 1994)


1 ESTABLISHMENT. On November 12, 1993, the Board of Directors of Deluxe Corporation, upon recommendation by the Compensation Committee of the Board of Directors, approved an incentive plan for executives as described herein, which plan shall be known as the "Deluxe Corporation Annual Incentive Plan." This Plan shall be submitted for approval by the shareholders of Deluxe Corporation at the 1994 Annual Meeting of Shareholders. This Plan shall be effective as of January 1, 1994, subject to its approval by the shareholders, and no benefits shall be issued pursuant thereto until after this Plan has been approved by the shareholders.

2 PURPOSE. The purpose of this Plan is to advance the interests of Deluxe Corporation and its shareholders by attracting and retaining key employees, and by stimulating the efforts of such employees to contribute to the continued success and growth of the business of the Company. This Plan is further intended to provide employees with an opportunity to increase their ownership of the Company's common stock and, thereby, to increase their personal interest in the long-term success of the business in a manner designed to increase shareholder value.

3 DEFINITIONS. When the following terms are used herein with initial capital letters, they shall have the following meanings:

     3.1 COMPENSATION COMMITTEE - a committee of the Board of Directors of the Company designated by such Board to administer the Plan which shall consist of members appointed from time to time by the Board of Directors and shall be composed of not fewer than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "1934 Act"), as amended, or any successor rule or regulation ("Rule 16b-3"). Each member of the Compensation Committee shall be a "disinterested person" within the meaning of Rule 16b-3 and, following the 1995 Annual Meeting of Shareholders of the Company, an "outside director" within the meaning of Section 162(m) of the Code.

     3.2 CODE - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

     3.3 COMMON STOCK - the common stock, par value $1.00 per share, of the Company.

     3.4 COMPANY - Deluxe Corporation, a Minnesota corporation, and any of its subsidiaries or affiliates, whether now or hereafter established.

     3.5 DELUXE - Deluxe Corporation, a Minnesota corporation, and all subsidiaries included in its consolidated financial reports for a given period.

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     3.6 EXECUTIVES - all Participants for a given Performance Period designated by the Compensation Committee as "Executives" for purposes of this Plan.
     The Compensation Committee shall designate as Executives all Participants it reasonably believes may be "named executive officers" under Rule 402 promulgated under the 1934 Act for that Performance Period.

     3.7 INCENTIVE POOL AMOUNT - a specific dollar amount equal to the Company's ROACE Achievement Factor multiplied by the Maximum Incentive Pool Amount.

     3.8 INDIVIDUAL INCENTIVE AMOUNT - an amount for a Performance Period equal to (a) for any Executive, the product of (i) such Executive's Maximum Incentive multiplied by (ii) a fraction equal to (W) the Incentive Pool Amount divided by (X) the Maximum Incentive Pool Amount and (b) for any Other Participant, the product of (i) such Other Participant's Individual Performance Achievement Factor multiplied by (ii) the product of (Y) such Other Participant's Maximum Incentive multiplied by (Z) a fraction equal to
     (A) the Incentive Pool Amount divided by (B) the Maximum Incentive Pool Amount.

     3.9 INDIVIDUAL PERFORMANCE ACHIEVEMENT FACTOR - a percentage, not exceeding 100% (expressed as a fraction for the purposes of the calculation of benefits under the Plan), provided in a schedule or table or computed from a formula established by the Compensation Committee in advance of a Performance Period which corresponds to the achievement by each Other Participant of the Performance Factors established by the Compensation Committee which are applicable to the Other Participant for the Performance Period.

     3.10 MAXIMUM INCENTIVE POOL AMOUNT - a specific dollar amount which shall constitute the maximum amount of benefits payable (whether in cash or shares of Common Stock or any combination thereof) to all Participants under this Plan for a given Performance Period. This amount shall be established for each Performance Period by the Compensation Committee prior to the start of such Performance Period, based upon such factors as it shall deem appropriate

     3.11 MAXIMUM INCENTIVE - a specific dollar amount which shall constitute the maximum incentive payment to be made (whether in cash or shares of Common Stock or any combination thereof) pursuant to the Plan to a Participant for a Performance Period, as determined by the Compensation Committee prior to the start of such Performance Period, based upon such factors as it shall deem appropriate; provided that the Maximum Incentive for any Other Participant may be increased by the Compensation Committee after the conclusion of a Performance Period in accordance with Section 5.1(b) hereof; and provided, further, however, that the Maximum Incentive which may be paid pursuant to the Plan to any Participant (including any Other Participant pursuant to Section 5.1(b)), whether in cash or other property, shall not exceed in value $800,000 in any calendar year. Any incentive payment (or portion thereof) paid in a form other than cash shall be valued at the fair market value thereof on the date of payment in such manner as the Compensation Committee shall determine.

     3.12 OTHER PARTICIPANTS - all Participants for a given Performance Period who are not designated as "Executives" by the Compensation Committee for such Performance Period.

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     3.13 PARTICIPANTS - any management or highly compensated employees of the
     Company who are designated by the Compensation Committee prior to the start of a Performance Period as Participants in this Plan. Directors of the Company who are not also employees of the Company are not eligible to participate in the Plan. Participants shall be designated as either Executives or Other Participants by the Compensation Committee prior to the start of a Performance Period.

     3.14 PERFORMANCE FACTOR - the preestablished, objective performance goals selected by the Compensation Committee prior to the start of each Performance Period and which shall (i) in the case of Executives, be based solely on ROACE and (ii) in the case of Other Participants, be based on such business criteria (which may be, exclusively, ROACE) as the Committee may determine to be appropriate, which may include financial and nonfinancial performance goals that are linked to such individual's business unit or the Company as a whole or to such individual's areas of responsibility.

     3.15 PERFORMANCE PERIOD - each consecutive twelve-month period commencing on January 1 of each year during the term of this Plan.

     3.16 PLAN - this Deluxe Corporation Annual Incentive Plan.

     3.17 RETURN ON AVERAGE CAPITAL EMPLOYED OR ROACE - a percentage computed as Deluxe's (or group of companies') "income from operations" on a consolidated basis as reported to its shareholders divided by Deluxe's (or group of companies') "total invested capital." As used herein, "income from operations" shall be computed as income before taxes, interest expense and interest income, and "total invested capital" shall be computed as the sum of long-term debt, common equity and preferred stock, all as computed in accordance with generally accepted accounting principles as in effect from time to time and, with respect to Deluxe, as applied by Deluxe in the preparation of its financial statements.

     3.18 ROACE ACHIEVEMENT FACTOR - is a percentage (expressed as a fraction for purposes of the calculation of benefits under the Plan) provided in a schedule or table or computed from a formula established by the Committee in advance of a Performance Period, which corresponds to or is derived from Deluxe's ROACE during the Performance Period as compared to the S&P 500 ROACE during a measurement period (which need not be the same as the Performance Period); provided that the percentage shall be zero in the event Deluxe's ROACE during the Performance Period is less than the fiftieth (50th) percentile of the S&P 500 ROACE during the applicable S&P 500 measurement period.

     3.19 S&P 500 - the company stock index reported by Standard & Poor's, Inc., also known as the Standard & Poor's 500 Company Stock Index."

     3.20 UNITS - Restricted Stock Units, as defined in the Deluxe Corporation Stock Incentive Plan.

4 ADMINISTRATION.

     4.1 POWER AND AUTHORITY OF COMPENSATION COMMITTEE. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full power and

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     authority, subject to all the applicable provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to the Plan,
     (c) determine, from time to time, whether shares of Common Stock and/or Units will be made available to Participants under the Plan, and (d) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Compensation Committee pursuant to the Plan or any instrument or agreement relating to the Plan shall be (x) within the sole discretion of the Compensation Committee, (y) may be made at any time and (z) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants and their legal representatives and beneficiaries, and employees of the Company.

     4.2 DELEGATION. The Compensation Committee may delegate its powers and duties under the Plan to one or more officers of the Company or a committee of such officers, subject to such terms, conditions and limitations as the Compensation Committee may establish in its sole discretion; provided, however, that the Compensation Committee shall not delegate its power (a) to make determinations regarding officers or directors of the Company who are subject to Section 16 of the 1934 Act; or (b) in such a manner as would cause the Plan not to comply with the provisions of Section 162(m) of the Code.

     4.3 DETERMINATIONS MADE PRIOR TO EACH PERFORMANCE PERIOD. Prior to the first day of April of each Performance Period (i.e., at any time ending on or before the 90th day of each Performance Period), the Compensation Committee shall:

     a. designate all Participants (including designation as Executives or Other Participants) for such Performance Period;

     b. determine the measurement period to be used to calculate the ROACE of the S&P 500 for purposes of determining the ROACE Achievement Factor;

     c. establish the objective Performance Factors; provided that the Performance Factors selected for Executives for any Performance Period shall be based solely on ROACE and for each such Executive shall be based upon the same table, schedule or formula (for determining the ROACE Achievement Factor) selected by the Compensation Committee for Executives for that Performance Period;

     d. establish the applicable table, schedule or formula to be used in determining the Individual Performance Achievement Factors for the purpose of establishing the Individual Incentive Amounts for Other Participants during the Performance Period;

     e. establish the table, schedule or formula to be used in determining the ROACE Achievement Factor for the Performance Period for the purpose of establishing the incentive Pool Amount for that Performance Period; and

     f. determine the Maximum Incentive Pool Amount for the Performance Period and Maximum Incentive for each Participant payable for such Performance Period.

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     4.4 CERTIFICATION.  Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Compensation Committee must certify in writing Deluxe's ROACE and resulting Incentive Pool Amount for that Performance Period and certify as to be attainment of all other factors (including the Performance Factors for a Participant) upon which any payments to a Participant for that Performance Period are to be based.

     4.5 SHAREHOLDER APPROVAL. The material terms of this Plan shall be disclosed to and approved by shareholders of the Company in accordance with
     Section 162(m) of the Code. No amount shall be paid to any Participant under this Plan unless such shareholder approval has been obtained.

5 INCENTIVE PAYMENT.

     5.1 FORMULA.

     a. EXECUTIVES. Each Executive shall receive a payment under this Plan for a Performance Period in an amount not greater than such Executive's Individual Incentive Amount for that Performance Period (which amount may be reduced by the Compensation Committee pursuant to Section 5.2(b) hereof); provided that, in no event shall such amount be greater than the Executive's Maximum Incentive for that Performance Period.

     b. OTHER PARTICIPANTS. Each of the Other Participants shall receive a payment under this Plan for a Performance Period in an amount equal to such Other Participant's Individual Incentive Amount for that Performance Period; provided, however that, with respect to such Other Participants, the Compensation Committee may increase (which increased payment may exceed an Other Participant's Maximum Incentive, but may not exceed $800,000) or decrease such payment by taking into account such individual's performance, competitive compensation and other factors deemed relevant by the Compensation Committee, which factors need not be based on the achievement of any of the Performance Factors.

     5.2 LIMITATIONS.

     a. MINIMUM ROACE ACHIEVEMENT. In no event shall any Participant receive any payment hereunder unless Deluxe's ROACE for a Performance Period is at least equal to the 50th percentile of ROACE for companies included in the S&P 500 for the measurement period determined by the Compensation Committee.

     b. DISCRETIONARY REDUCTION. The Compensation Committee shall retain sole and full discretion to reduce by any amount the amount of any incentive payment otherwise payable to any Participant under this Plan, but may not increase the payment to any Executive for any Performance Period above such Executive's Individual Incentive Amount for such Performance Period.

     c. CONTINUED EMPLOYMENT. Except as otherwise provided by the Compensation Committee, no incentive payment under this Plan with respect to a Performance Period shall be paid or owed to a Participant whose employment terminates prior to the last day of such Performance Period.

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     d.   MAXIMUM PAYMENTS.  In no event shall the aggregate of all awards paid under the Plan to all Participants for any Performance Period exceed the Incentive Pool Amount for such Performance Period.

6 BENEFIT PAYMENTS.

     6.1 TIME AND FORM OF PAYMENTS. Prior to the start of a Performance Period, each Participant shall elect whether to receive benefits which may be paid under the Plan in cash or in the form of shares of Common Stock or Units (whichever is made available by the Compensation Committee to such Participant in the Compensation Committee's sole discretion) or some combination thereof. Participants who elect to receive some percentage of the incentive payment in the form of cash shall be entitled to elect, at the same time as the cash election is made, to defer such receipt in accordance with the terms of any Company deferred compensation plan in effect at the time and applicable to such cash payment. In the event a Participant has elected to receive some percentage of the incentive payment in the form of cash, and subject to any such deferred compensation election, such cash incentive shall be paid as soon as administratively feasible after the Compensation Committee has made the certifications provided for in Section 4.4 above and otherwise determined the amount of such Participant's incentive payment payable under this Plan. In the event that a Participant chooses to receive some percentage of the incentive payment in the form of shares or Units (as the case may be), in lieu of cash (the "Share Dollar Amount"), the Participant shall be entitled to receive shares of restricted Common Stock (or Units, as the case may be) equal to 125% of the Share Dollar Amount pursuant to this Plan, based on the fair market value of a share of Common Stock (as determined in accordance with the terms of the Deluxe Corporation Stock Incentive Plan [the "Stock Incentive Plan"]), as of the date such shares or Units are to be issued or awarded, respectively, after the Compensation Committee has made the certifications provided for in Section 4.4 above and otherwise determined the amount of a Participant's incentive payment payable under this Plan.

     In the event a Participant has elected to receive some percentage of the incentive payment in the form of shares of Common Stock or Units (as the case may be), such shares or Units shall be issued or awarded, respectively, pursuant to the Stock Incentive Plan to be approved by the shareholders of the Company at the 1994 Annual Meeting of Shareholders, which shares or Units shall be subject to such forfeiture rights and to such restrictions regarding transfer as may be established by the Compensation Committee; provided, however, that the individual share limitation provided for in Section 4(d) of the Stock Incentive Plan shall not apply to shares issued under this Plan. In the event that the Stock Incentive Plan is not approved by the shareholders of the Company at the 1994 Annual Meeting of Shareholders, all incentive payments to be made under this Plan shall be paid in cash.

     6.2 NONTRANSFERABILITY. Except as otherwise determined by the Compensation Committee, no right to any incentive payment hereunder, whether payable in cash or other property, shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the Compensation Committee, a Participant may, in the manner established by the Compensation Committee (i) designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any cash

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     or property hereunder upon the death of the Participant, or (ii) transfer any rights to any cash incentive payment hereunder to any member of such Participant's "immediate family" (as such terms is defined in Rule 16a-1(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust whose beneficiaries are members of such Participant's "immediate family." No right to any incentive payment hereunder may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

     6.3 TAX WITHHOLDING. In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Compensation Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation, the establishment of policies to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or part of the federal and state taxes to be withheld or collected upon receipt or payment of (or the lapse of restrictions relating to) an incentive payment payable hereunder, the Compensation Committee, in its sole discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon payment of (or the lapse of restrictions relating to) an incentive payment hereunder with a fair market value equal to the amount of such taxes or (b) delivering to the Company shares of Common Stock other than the shares issuable upon payment of (or the lapse of restrictions relating to) such incentive payment with a fair market value equal to the amount of such taxes.

7 AMENDMENT AND TERMINATION; ADJUSTMENTS. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan:

     a. AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan, without the approval of the shareholders of the Company, except that no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

          i. would cause Rule 16b-3 to become unavailable with respect to the Plan; or

          ii. would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company.

     b. WAIVERS OF INCENTIVE PAYMENT CONDITIONS OR RIGHTS. The Compensation Committee may waive any conditions of or rights of the Company under any right to an incentive payment hereunder, prospectively or retroactively.

     c. LIMITATION ON AMENDMENTS TO INCENTIVE PAYMENT RIGHTS. Neither the Compensation Committee nor the Company may amend, alter, suspend, discontinue or terminate any rights to an incentive payment, prospectively or retroactively,

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          without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

     d. CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

8 MISCELLANEOUS.

     8.1 EFFECTIVE DATE. This Plan shall be deemed effective, subject to shareholder approval, as of January 1, 1994.

     8.2 TERM OF THE PLAN. Unless the Plan shall have been discontinued or terminated, the Plan shall terminate on December 31, 1998. No right to receive an incentive payment shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan, any right to receive an incentive payment theretofore granted may extend beyond the termination of the Plan, and the authority of the Board of Directors and Compensation Committee to amend or otherwise administer the Plan shall extend beyond the termination of the Plan.

     8.3 HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     8.4 APPLICABILITY TO SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest (except to the extent modified by the terms of the Stock Incentive Plan with respect to the shares of restricted Common Stock issued under Section
     6.1 hereof).

     8.5 EMPLOYMENT RIGHTS AND OTHER BENEFIT PROGRAMS. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, any Participant's employment at any time. This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

     8.6 NO TRUST OR FUND CREATED. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any

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     affiliate and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

     8.7 GOVERNING LAW. The validity, construction and effect of the Plan or any incentive payment payable under the Plan shall be determined in accordance with the laws of the State of Minnesota.

     8.8 SEVERABILITY. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

     8.9 QUALIFIED PERFORMANCE-BASED COMPENSATION. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

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